UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 3, 2024

VUZIX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35955	04-3392453
(Commission File Number)	(IRS Employer Identification No.)

25 Hendrix Road, Suite A

West Henrietta, New York 14586

(Address of principal executive offices)(Zipcode)

(585) 359-5900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	VUZI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 3, 2024, Vuzix Corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Quanta Computer Inc. (“Quanta”), for the sale by the Company to Quanta of (i) $10,000,000 of the Company’s common stock, and up to (ii) $10,000,000 of the Company’s newly created Series B Preferred Stock.

The first closing under the Purchase Agreement, for the sale of $10,000,000 of the Company’s common stock at a purchase price of $1.30 per share, will occur fifteen business days after the day on which closing conditions for such closing are met or waived, or such other date as may be agreed to between the Company and Quanta.

The second closing under the Purchase Agreement, for the sale of $5,000,000 of the Company’s Series B Preferred Stock, at a purchase price per share equal to the higher of (a) $13.00 or (b) ten times the volume-weighted average sale price of the common stock for the thirty trading days before the date on which the conditions for the second closing are met, will occur fifteen business days after the day on which closing conditions for such closing are met or waived, or such other date as may be agreed to between the Company and Quanta. The second closing will be subject to, among other closing conditions, the Waveguide Plate Production Capacity Rate (as defined under the Purchase Agreement) at the Company’s Rochester waveguide manufacturing plant being reasonably demonstrated to reach certain production levels and yields based on a Sampled run-rate basis (as defined in the Purchase Agreement).

The third closing under the Purchase Agreement, for the sale of $5,000,000 of the Company’s Series B Preferred Stock, at a purchase price per share equal to the higher of (a) $13.00 or (b) ten times the volume-weighted average sale price of the common stock for the thirty trading days before the date on which the conditions for the third closing are met, will occur fifteen business days after the day on which closing conditions for such closing are met or waived, or such other date as may be agreed to between the Company and Quanta. The third closing will be subject to, among other closing conditions, the Waveguide Plate Production Capacity Rate at the Company’s Rochester waveguide manufacturing plant being reasonably demonstrated to reach certain production levels and yields based on a Sampled run-rate basis.

The Purchase Agreement may be terminated by either party if the second closing has not occurred within 12 months from the date of the Purchase Agreement, or if the third closing has not occurred within 18 months from the date of the Purchase Agreement.

In connection with the Purchase Agreement, on September 3, 2024, the Company and Quanta entered into a registration rights agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to use commercially reasonable efforts to file a registration statement with the Securities and Exchange Commission (the “SEC”) for the resale of the shares of common stock and shares underlying the Series B Preferred Stock, issuable under the Purchase Agreement, within 45 days of the first closing under the Purchase Agreement, and to have such registration statement declared effective within 60 days of the first closing (or 90 days if the registration statement is reviewed by the SEC).

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

The above description of the material terms of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the text of such agreements which are filed as exhibits to this report.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the Purchase Agreement, on September 3, 2024, the Company filed a certificate of designation of Series B Preferred Stock with the Secretary of State of Delaware. Pursuant to the certificate of designation, the Company designated 800,000 shares as Series B Preferred Stock. The Series B Preferred Stock will entitle the holders to cumulative dividends at the annual rate of 1.5% of the original issuance price, payable quarterly. Upon any liquidation of the Company, holders of Series B Preferred Stock will be entitled to receive the original issuance price, plus any accrued dividends, prior to any payments to holders of common stock. Each share of Series B Preferred Stock will be convertible, at the option of the holder, into ten shares of common stock, subject to adjustment for stock splits, stock dividends, and similar transactions. If a Triggering Event (as defined in the certificate of designation) occurs, holders may, at their option, require the Company to redeem the Series B Preferred Stock at a redemption price equal to the original issuance price plus any accrued dividends. The Company may, at its option at any time, redeem the Series B Preferred Stock. The Series B Preferred Stock will not entitle the holders to voting rights, except with respect to certain actions which will require the consent of the holders of 66 2/3% of the outstanding shares of Series B Preferred Stock, or as required by law.

The foregoing summary of the certificate of designation is subject to the full text of the certificate of designation, which is filed as an exhibit to this report.

Item 8.01 Other Events.

On September 3, 2024, the Company issued a press release regarding the Purchase Agreement. A copy of the press release is filed as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series B Preferred Stock
10.1 *	Purchase Agreement
10.2	Registration Rights Agreement
99.1	Press Release

* Portions of this agreement have been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2024	VUZIX CORPORATION

	By:	/s/ Grant Russell
Grant Russell Chief Financial Officer

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